EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-90095 of General Motors Corporation on Form S-8 of our report dated June 9, 2000 appearing in this Annual Report on Form 11-K of the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States for the year ended December 31, 1999.




/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Detroit, Michigan
June 27, 2000


































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